SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ZION OIL & GAS, INC.

(Exact name of registrant as specified in its charter)
Delaware (State of incorporation or organization)	20-0065053 (IRS. Employer Identification No.)

6510 Abrams Rd., Suite 300
Dallas, TX 75231
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	The NASDAQ Stock Market, LLC
Common Stock Purchase Warrant	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to

General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to

General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. Description of Registrant's Securities to be Registered.

For a description of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), to be registered hereunder, reference is made to registrant's Registration Statement on Form SB-2 (File No. 333-131275), filed with the Securities and Exchange Commission on January 25, 2006 and amended on March 20, 2006, April 25, 2006, May 24, 2006, July 27, 2006, August 18, 2006 and September 25, 2006, under "Description of Securities - Business combination provision" and " - Amendments," which description is incorporated herein by reference.

For a description of the Registrant's common stock purchase warrants (the "Warrants"), to be registered hereunder, reference is made to registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 31, 2008 (as subsequently amended on April 22, 2008 and May 22, 2008), under the caption “Description of Securities to be Registered”, which description is incorporated herein by reference.

ITEM 2. Exhibits

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed herewith because no other securities of the Company are registered on The NASDAQ Stock Market LLC nor are any of the securities registered hereby to be registered pursuant to Section 12 (g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed by the undersigned, duly authorized.

ZION OIL & GAS, INC.

Date: September 1, 2009	By:	/s/ Richard Rinberg
Richard Rinberg
Chief Executive Officer